                                                                     EXHIBIT 99



      APPLIED INDUSTRIAL TECHNOLOGIES REPORTS 33% JUMP IN OPERATING INCOME
                AND 11% SALES GAIN IN FISCAL 2006 THIRD QUARTER,
                           RAISES FISCAL YEAR GUIDANCE

CLEVELAND, OHIO, APRIL 25, 2006 - APPLIED INDUSTRIAL TECHNOLOGIES (NYSE: AIT) today reported record sales and earnings for the fiscal 2006 third quarter ended March 31, 2006.

Net sales for the third quarter increased 11.4% to $497.2 million from $446.5 million in the comparable period a year ago. Operating income for the quarter increased by 33.2%. Earnings per share increased to $0.65 versus $0.53 last year. Margins for the period were above normal trend lines due to timing on certain purchasing incentives received during the quarter, effecting an approximate $0.04 EPS gain for operations from prior quarters. Prior year earnings included a $0.09 per share boost from non-operating gains on insurance and bankruptcy settlements.

For the nine month period ending March 31, 2006, sales increased 10.5% to $1.397 billion from $1.264 billion in the same period last year. Operating income for the nine months was up 35.5%. Earnings per share increased to $1.69 versus $1.29 last year.

Commenting on the results, Applied Chairman & Chief Executive Officer David L. Pugh said, "Our performance is indicative of the focused efforts we are directing at all fundamentals of our business. Our balanced growth initiatives are taking advantage of a continuing strong market, and our cost control and margin improvement efforts have allowed us to leverage our sales gains into very good profit contribution. Our asset management is equally strong, resulting in an excellent balance sheet.

"As a result of our strong operating performance and continued favorable outlook, we are raising our annual earnings guidance from a range of $2.10 to $2.20 per share, to a range of $2.29 to $2.34 per share on sales of $1.89 billion to $1.90 billion."

In the first nine months of fiscal 2006, the Company purchased 855,600 shares of its common stock in open market transactions for $28.6 million. At March 31, 2006, the company had remaining authorization to repurchase 1,000,000 additional shares.

Applied will host its third quarter conference call for investors and analysts at 4 p.m. ET today (Tuesday, April 25). To join in the call, dial 1-800-289-0494. The call will be conducted by Chairman & CEO David L. Pugh, President & COO Bill L. Purser and CFO Mark O. Eisele. The call will also be webcast and can be accessed live online at http://www.applied.com and will be archived there for 14 days. A replay of the teleconference will be available for two weeks at 1-888-203-1112 (passcode 6828040).

With more than 440 facilities and 4,500 employee-associates across North America, Applied Industrial Technologies is an industrial distributor that offers more than 2 million parts critical to the operations of MRO and OEM customers in virtually every industry. In addition, Applied provides engineering, design and systems integration for industrial and fluid power applications, as well as customized mechanical, fabricated rubber and fluid power shop services. For its fiscal year ended June 30, 2005, Applied posted sales of $1.72 billion. Applied can be visited on the Internet at http://www.applied.com.

This press release contains statements that are forward-looking, as that term is defined by the Securities and Exchange Commission in its rules, regulations and releases. Applied intends that such forward-looking statements be subject to the safe harbors created thereby. Forward-looking statements are often identified by qualifiers such as "expect," "guidance," "outlook," and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors including trends in the industrial sector of the economy, and other risk factors identified in Applied's most recent periodic report and other filings made with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by Applied or any other person that the results expressed therein will be achieved. Applied assumes no obligation to update publicly or revise any forward-looking statements, whether due to new information, or events, or otherwise.

                                      #####

For investor relations information, contact Mark O. Eisele, Vice President - Chief Financial Officer, at 216-426-4417. For corporate information, contact Richard C. Shaw, Vice President - Communications, at 216-426-4343.

           APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                -------------------------------------------
               (Amounts in Thousands, except per share data)
-------------------------------------------------------------------------------

                                                              Three Months Ended               Nine Months Ended
                                                                   March 31,                        March 31,
                                                              2006           2005              2006          2005
                                                           ---------------------------------------------------------
NET SALES                                                   $ 497,198     $ 446,470        $1,396,583     $1,263,735
Cost of sales                                                 360,383       327,177         1,016,067        930,972
--------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                  136,815       119,293           380,516        332,763

Selling, distribution and administrative expenses             104,730        95,213           295,415        269,957
--------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                               32,085        24,080            85,101         62,806
Interest expense, net                                           1,000         1,214             2,736          3,848
Other income, net                                                (405)       (2,640)             (569)        (2,798)
--------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                     31,490        25,506            82,934         61,756
INCOME TAXES                                                   11,500         9,170            30,800         22,400
--------------------------------------------------------------------------------------------------------------------
NET INCOME                                                  $  19,990     $  16,336        $   52,134     $   39,356
--------------------------------------------------------------------------------------------------------------------
NET INCOME PER SHARE - BASIC                                $    0.68     $    0.55        $     1.75     $     1.33
====================================================================================================================
NET INCOME PER SHARE - DILUTED                              $    0.65     $    0.53        $     1.69     $     1.29
====================================================================================================================
AVERAGE SHARES OUTSTANDING - BASIC                             29,596        29,857            29,746         29,556
====================================================================================================================
AVERAGE SHARES OUTSTANDING - DILUTED                           30,598        30,874            30,858         30,619
====================================================================================================================


           NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Cost of sales for interim financial statements is computed using estimated gross profit percentages which are adjusted throughout the year based upon available information. Adjustments to actual cost are primarily made based on periodic physical inventories and the effect of year-end inventory quantities on LIFO costs.



(2) The Company completed two business combinations during the current fiscal year. Spencer Fluid Power was acquired on September 30, 2005 and Minnesota Bearing Company was acquired on March 31, 2006. These acquisitions are included in the condensed consolidated balance sheet as of the acquisition date. Results of acquired operations are included in the condensed statements of consolidated income for periods beginning after the date of acquisition.


(3) Other income, net for the quarter ended March 31, 2005 includes a non-recurring gain of $2,500 related to the proceeds from a life insurance policy.


(4) Certain reclassifications have been made to prior year amounts to be consistent with the presentation in the current year.

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                             (Amounts in Thousands)



--------------------------------------------------------------------------------------------------------

                                                                              March 31,        June 30,
                                                                                2006             2005
--------------------------------------------------------------------------------------------------------
                                                                                              <C.
ASSETS
  Cash                                                                         $ 76,225        $127,136
  Accounts receivable, net of allowances of $6,100 and $6,500                   235,960         202,226
  Inventories                                                                   208,086         175,533
  Other current assets                                                           28,404          22,606
--------------------------------------------------------------------------------------------------------

       Total current assets                                                     548,675         527,501
  Property - net                                                                 69,560          71,441
  Goodwill                                                                       55,507          51,083
  Other assets                                                                   46,061          40,145
--------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                   $719,803        $690,170
========================================================================================================

LIABILITIES
  Accounts payable                                                             $102,859        $ 99,047
  Other current liabilities                                                      76,124          82,648
--------------------------------------------------------------------------------------------------------
       Total current liabilities                                                178,983         181,695
  Long-term debt                                                                 76,384          76,977
  Other liabilities                                                              52,493          38,211
--------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                               307,860         296,883
--------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                                            411,943         393,287
--------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                     $719,803        $690,170
========================================================================================================

       APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
          CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
          -----------------------------------------------
                       (Amounts in Thousands)



                                                                     Nine Months Ended March 31,
                                                                    -----------------------------
                                                                      2006                2005
-------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN) OPERATIONS:
  Net income                                                        $ 52,134            $ 39,356
  Items not requiring cash:
    Depreciation                                                      10,000              10,366
    Amortization                                                       2,993               2,735
    Other                                                              5,830               6,930
  Gain on sale of property                                                (3)             (1,121)
  Cash effect of changes in working capital                          (50,411)            (27,226)
-------------------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATIONS                                           20,543              31,040
-------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES:
  Property purchases                                                  (6,805)             (6,283)
  Proceeds from property sales                                           330               3,206
  Acquisition of businesses, less cash acquired                      (27,024)             (5,635)
  Deposits and other                                                     211              (1,093)
-------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                                    (33,288)             (9,805)
-------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
  Purchase of common stock for treasury                              (28,623)             (8,884)
  Cash dividends paid                                                (12,540)             (9,133)
  Exercise of stock options                                            1,878               9,961
-------------------------------------------------------------------------------------------------
CASH USED IN FINANCING ACTIVITIES                                    (39,285)             (8,056)
-------------------------------------------------------------------------------------------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                1,119                 528
-------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH                                          (50,911)             13,707
CASH AND TEMPORARY INVESTMENTS AT BEGINNING
   OF PERIOD                                                         127,136              69,667
-------------------------------------------------------------------------------------------------
CASH AND TEMPORARY INVESTMENTS AT END
   OF PERIOD                                                        $ 76,225            $ 83,374
=================================================================================================